Exhibit 5.1
GIBSON, DUNN & CRUTCHER LLP
Lawyers

A REGISTERED LIMITED LIABILITY PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

3161 Michelson Drive, Irvine, California 92612-4412
(949) 451-3800
www.gibsondunn.com

January 22, 2009

Direct Dial (949) 451-3800	Client Matter No. C 26563-00002

Fax No.
(949) 451-4220

Endocare, Inc.
201 Technology Drive
Irvine, CA 92618

Re:	Endocare, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S- 4 (the “Registration Statement”) of Endocare, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the issuance by the Company of up to 15,524,565 shares of the Company’s common stock, par value $0.001 per share, (the “Shares”) pursuant to that certain Agreement and Plan of Merger, dated as of November 10, 2008, by and among the Company, Orange Acquisitions Ltd., an Israeli corporation and a wholly-owned subsidiary of the Company, and Galil Medical Ltd., an Israeli corporation (the “Merger Agreement”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued pursuant to the Merger Agreement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/  GIBSON, DUNN & CRUTCHER LLP